Exhibit 99.1

Moatable Reports Third Quarter 2023 Financial Results

Phoenix, Arizona, November 17, 2023 — Moatable, Inc. (NYSE: MTBL) (“Moatable” or the “Company”), which operates two US-based SaaS businesses, Lofty Inc.© and Trucker Path Inc.©, today reported its third quarter 2023 financial results.

Third Quarter 2023 Financial Highlights

➢	Revenue increased 11% from $12.0 million in Q3 2022 to $13.3 million in Q3 2023; Revenue for the nine months ended September 30, 2023 increased 15%, to $38.3 million, compared to $33.3 million in the same period last year.
➢	Gross profit increased 13% from $9.3 million in Q3 2022 to $10.5 million in Q3 2023; Gross profit for the nine months ended September 30, 2023 increased 18% to $30.2 million, compared to $25.7 million in the same period last year.
➢	Loss from operations improved 72% from a loss of $2.9 million in Q3 2022 to a loss of $0.8 million in Q3 2023; loss from operations for the nine months ended September 30, 2023 improved 38% to $7.0 million compared to $11.4 million in the same period last year.
➢	Adjusted (loss) income from operations* improved 102% from a loss of $1.9 million in Q3 2022 to an income of $43 thousand in Q3 2023; adjusted loss from operations* for the nine months ended on September 30, 2023 improved 42% to $4.5 million compared to $7.7 million in the same period last year.
➢	Total cash & cash equivalents and short-term investments of $49.9 million as of the end of Q3 2023 compared to $52.0 million as of the end of 2022.

“We are pleased with our continued steady growth in year-over-year revenue and are particularly encouraged by our return to profitability during the third quarter, on an adjusted income (loss) from operations basis, as we continue to rationalize our cost structure while on our path to profitability”, said Michael Schifsky, interim chief financial officer of the Company.

*	Adjusted income (loss) from operations is a non-GAAP measure. We define adjusted income (loss) from operations as income (loss) from operations excluding share-based compensation expenses and depreciation and amortization expenses. See "Reconciliation of Non-GAAP Financial Measure to the Comparable GAAP Financial Measure" below.

About Moatable Inc.

Moatable, Inc. (NYSE: MTBL) operates two US-based SaaS businesses including Lofty Inc. (formerly known as Chime Technologies, Inc.) and Trucker Path, Inc., Moatable’s American depositary shares, each of which currently represents forty-five Class A ordinary shares, trade on NYSE under the symbol “MTBL”.

Forward-Looking Statements

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. Statements that are not historical facts, including statements about Moatable’s beliefs and expectations, including statements on making investments and operating businesses that generate long-term returns for investors, and expectations for future growth and innovation are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: Moatable’s goals and strategies; Moatable’s future business development, financial condition and results of operations; Moatable’s expectations regarding demand for and market acceptance of its services; Moatable’s plans to enhance user experience, infrastructure and service offerings. Further information regarding these and other risks is included in our annual report on Form 10-K for the year ended December 31, 2022 and other documents filed with the SEC. All information provided in this press release is as of the date of this press release, and Moatable does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

Investor Relations Department

Moatable, Inc.

Email: ir@moatable.com

MOATABLE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 and 2023

(In thousands of US dollars)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2023	2022	2023
Revenues:
SaaS revenue	$11,849	$13,260	$32,964	$38,188
Other services	149	31	340	120
Total revenues	11,998	13,291	33,304	38,308
Cost of revenues:
SaaS business	2,501	2,782	7,427	8,005
Other services	191	31	226	152
Total cost of revenues	2,692	2,813	7,653	8,157

Gross profit	9,306	10,478	25,651	30,151

Operating expenses
Selling and marketing	4,828	4,382	14,456	13,917
Research and development	4,274	4,267	11,964	14,080
General and administrative	3,102	2,628	10,663	9,203
Total operating expenses	12,204	11,277	37,083	37,200

Loss from operations	(2,898)	(799)	(11,432)	(7,049)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE COMPARABLE GAAP

FINANCIAL MEASURE

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 and 2023

(In thousands of US dollars)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2023	2022	2023
Loss from operations	$(2,898)	$(799)	$(11,432)	$(7,049)
Depreciation and Amortization expenses	60	55	173	325
Share-based compensation expenses	912	787	3,523	2,265
Adjusted (loss) income from operations	$(1,926)	$43	$(7,736)	$(4,459)

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